Consent of Independent Auditors




The Board of Directors and Shareholders
Aetna Series Fund, Inc.:


We consent to the incorporation by reference herein this Post-Effective Amendment No. 26 to the Registration Statement (File No. 33-41694) on Form N-1A our reports dated December 12, 1997 and to the references to our firm under the headings, "Financial Highlights" in the Class A and Class C Shares prospectus and "Independent Auditors" in the statement of additional information.


                                             /s/ KPMG Peat Marwick LLP
                                             -----------------------------------
                                                 KPMG Peat Marwick LLP




Hartford, Connecticut
June 29, 1998